EXHIBIT 1

                             IRREVOCABLE STOCK POWER

         FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to Mongoose Investments, LLC, Seven Hundred Fifty Thousand (750,000) shares of the common stock of Lahaina Acquisitions, Inc., a Colorado corporation (the "Corporation"), standing in the name of the undersigned on the books of the Corporation represented by certificate number 490.

         The undersigned does hereby irrevocably constitute and appoint Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., their attorney-in-fact, to transfer the said stock on the books of the Corporation, with full power of the substitution in the premises.

         DATED: December 4, 1998

                                         PAXFORD INDUSTRIES, S.A.

                                         /s/ IVYLYN CASSAR
                                         --------------------------------------
                                         By:  Ivylyn Cassar
                                         Its: Director, Secretary